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                                                                      EXHIBIT 21


                           SUBSIDIARIES OF REGISTRANT

                                                            Percentage Ownership
Name of Subsidiary            State of Incorporation            by Registrant
------------------            ----------------------        --------------------
Firstate Bank                        Nebraska                       91.4%
FirsTier Bank                        Colorado                      100.0%
First Mtg. Bancorp                   Colorado                      100.0%
FW Capital I                         Delaware                      100.0%